Exhibit 11.1

                                 COMDISCO HOLDING COMPANY, INC.
                         COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                              (in thousands except per share data)

Average shares used in computing earnings (loss) per common and common equivalent share were as follows:


                                               SUCCESSOR        PREDECESSOR         SUCCESSOR         PREDECESSOR
                                                     Three months ended                   Nine months ended
                                                          June 30,                             June 30,
                                                      2003  |             2002             2003  |              2002
                                              ------------- | -----------------   -------------- |  -----------------
Average shares outstanding--basic                     4,197 |           150,559            4,199 |            150,559
Effect of dilutive options                               -- |                --               -- |                 --
                                              ------------- | -----------------   -------------- |  -----------------
Average shares outstanding--diluted                   4,197 |           150,559            4,199 |            150,559
                                              ============= | =================   ============== |  =================
Net earnings (loss) to common stockholders    $      39,843 | $         (96,876)  $       85,034 |  $        (202,511)
                                              ============= | =================   ============== |  =================
                                                            |                                    |
Net earnings (loss) per common share:                       |                                    |
 Earnings (loss) per common share-basic:                    |                                    |
    Earnings (loss) from continuing                         |                                    |
    operations                                $       0.24  | $           (0.60)  $         1.12 |  $           (2.64)
    Earnings (loss) from discontinued                       |                                    |
    operations                                        9.25  |             (0.04)           19.13 |               1.29
                                              ------------- | -----------------   -------------- |  -----------------
                                              $       9.49  | $           (0.64)  $        20.25 |  $           (1.35)
                                              ============= | =================   ============== |  =================
                                                            |                                    |
Net Earnings (loss) per common share-diluted:               |                                    |
    Earnings (loss) from continuing                         |                                    |
    operations                                $       0.24  | $           (0.60)  $         1.12 |  $           (2.64)
    Earnings (loss) from discontinued                       |                                    |
    operations                                        9.25  |             (0.04)           19.13 |               1.29
                                              ------------- | -----------------   -------------- |  -----------------
                                              $       9.49  | $           (0.64)  $        20.25 |  $           (1.35)
                                              ============= | =================   ============== |  =================


     In accordance with Statement of Financial Accounting Standards No. 128-Earnings Per Share, no potential common shares (the assumed exercise of stock options) are included in the computation of any diluted per share amount when a loss from continuing operations exists.